Exhibit 4

                           CERTIFICATE FOR SHARES OF
                              BENEFICIAL INTEREST
                                 $.01 PAR VALUE

                          SCUDDER TAX FREE MONEY FUND

      ACCOUNT NO.       ALPHA CO                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                     CUSIP

                                    SPECIMEN

is the registered holder of

          FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST
                  $.01 PAR VALUE IN SCUDDER TAX FREE MONEY FUND

under, in accordance with and subject to all the provisions of, a Declaration of Trust dated October 5, 1979, as amended, a copy of which has been filed with the Secretary of the Commonwealth of Massachussets [ILLEGIBLE] every shareholder agrees by the [ILLEGIBLE]

                               SHARE CERTIFICATE

      This certificate is [ILLEGIBLE].

      IN WITNESS WHEREOF, the Trustees under said Declaration of Trust, acting not individually, but as such Trustees, have caused to be affixed to this certificate the facsimile Seal of the Trust and the facsimile signature of a duly authorized officer of the Trust, acting not individually but as such officer.

Dated


      /s/ David S. Lee
                              PRESIDENT


      /s/ Edward J. [ILLEGIBLE]
                              TREASURER

                                     [SEAL]


COUNTERSIGNED:
      STATE STREET BANK AND TRUST COMPANY
                  (BOSTON)
BY                                        TRANSFER AGENT


                                    AUTHORIZED SIGNATURE